Exhibit 99.1

Ark Restaurants Announces Financial Results for the
Third Quarter of 2014

CONTACT:

Robert Stewart

(212) 206-8800
bstewart@arkrestaurants.com

NEW YORK, New York – August 12, 2014 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the third quarter ended June 28, 2014.

Total revenues for the three-month period ended June 28, 2014 were $39,110,000 versus $36,473,000 for the three months ended June 29, 2013. The three-month period ended June 28, 2014 includes revenues of $3,634,000 related to The Rustic Inn, which was acquired on February 24, 2014 and $648,000 related to Broadway Burger Bar, which was opened in the Tropicana Hotel and Casino during June 2013. The three-month period ended June 28, 2014 includes revenues of $768,000 related to two properties closed during the period due to lease expirations.

Total revenues for the nine-month period ended June 28, 2014 were $102,286,000 versus $96,899,000 for the nine months ended June 29, 2013. The nine-month period ended June 28, 2014 includes revenues of $5,276,000 related to The Rustic Inn, which was acquired on February 24, 2014 and $1,895,000 related to Broadway Burger Bar, which was opened in the Tropicana Hotel and Casino during June 2013. The nine-month period ended June 28, 2014 includes revenues of $3,565,000 related to two properties closed during the third fiscal quarter due to lease expirations. The nine-month period ended June 29, 2013 includes revenues of $414,000 related to two properties closed in 2013.

Company-wide same store sales decreased 2.3% for the three-month period ended June 28, 2014 compared to the same three month period last year. Company-wide same store sales decreased 0.1% for the nine-month period ended June 28, 2014 compared to the same nine month period last year.

The Company’s EBITDA adjusted for non-cash stock option expense and non-controlling interests for the three-month period ended June 28, 2014 was $4,253,000 versus $4,926,000 during the same three-month period last year. Net income for the three-month period ended June 28, 2014 was $2,239,000, or $0.68 per basic share ($0.65 per diluted share), as compared to $2,629,000, or $0.81 per basic share ($0.77 per diluted share), for the same three-month period last year.

The Company’s EBITDA adjusted for non-cash stock option expense and non-controlling interests for the nine-month period ended June 28, 2014 was $7,579,000 versus $6,990,000 during the same nine-month period last year. Net income for the nine-month period ended June 28, 2014 was $2,627,000, or $0.80 per basic share ($0.77 per diluted share), as compared to $2,372,000, or $0.73 per basic share ($0.71 per diluted share), for the same nine-month period last year.

On February 24, 2014, the Company completed its acquisition of The Rustic Inn Crabhouse (“The Rustic Inn’) in Dania Beach, Florida for a total purchase price of approximately $7,710,000. The acquisition was financed with a bank loan in the amount of $6,000,000 and cash from operations.

On July 18, 2014, the Company, through a wholly-owned subsidiary, Ark Jupiter RI, LLC, entered into an agreement with Crab House, Inc., to acquire certain assets and the related lease for a restaurant and bar located in Jupiter, Florida for approximately $250,000. In connection with this transaction the Company entered into an amended lease for an initial period expiring through December 31, 2015. The Company has the option to extend the lease through 2033 and Company expects to open a Rustic Inn Crabhouse at this location in the fall.

As of June 28, 2014 the Company had cash and cash equivalents totaling $6,738,000. The Company had a seller note from the purchase of 250,000 shares of treasury stock in December 2011 with an outstanding balance of $443,000 at June 28, 2014. The Company also had a bank note for the purchase of membership interests in Ark Hollywood/Tampa Investment, LLC and the purchase of The Rustic Inn with an outstanding balance of $7,409,000 at June 28, 2014.

Ark Restaurants owns and operates 20 restaurants and bars, 21 fast food concepts and catering operations in New York City, Washington, D.C. and Las Vegas, NV. Five restaurants are located in New York City, three are located in Washington, D.C., six are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, one is located at the Foxwoods Resort Casino in Ledyard, Connecticut, one is located in Boston, Massachusetts and one is located in Dania Beach, Florida. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel’s room service, banquet facilities, employee dining room and six food court concepts; one bar within the Venetian Casino Resort, as well as two food court concepts and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operations at the Foxwoods Resort Casino include one fast food concept and one restaurant. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations include The Rustic Inn in Dania Beach, Florida and the operation of five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations.

Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve unknown risks, and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

ARK RESTAURANTS CORP.

Consolidated Condensed Statements of Income

For the 13 and 39-week periods ended June 28, 2014 and June 29, 2013

(In Thousands, Except per share amounts)

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended

	June 28,	June 29,	June 28,	June 29,
	2014	2013	2014	2013

TOTAL REVENUES	$39,110	$36,473	$102,286	$96,899

COST AND EXPENSES:

Food and beverage cost of sales	10,738	8,959	26,965	24,142
Payroll expenses	11,952	10,805	32,989	31,767
Occupancy expenses	4,360	4,442	12,915	13,063
Other operating costs and expenses	4,989	4,400	13,518	12,797
General and administrative expenses	2,567	2,398	7,790	7,564
Depreciation and amortization	1,130	1,082	3,384	3,179

Total costs and expenses	35,736	32,086	97,561	92,512

OPERATING INCOME	3,374	4,387	4,725	4,387

OTHER (INCOME) EXPENSE:

Interest (income) expense, net	95	24	141	33
Other income, net	(121)	(38)	(302)	(210)
Total other income, net	(26)	(14)	(161)	(177)

INCOME BEFORE PROVISION FOR INCOME TAXES	3,400	4,401	4,886	4,564

Provision for income taxes	702	1,112	1,183	1,168

CONSOLIDATED NET INCOME	2,698	3,289	3,703	3,396

Net income attributable to non-controlling interests	(459)	(660)	(1,076)	(1,024)

NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$2,239	$2,629	$2,627	$2,372

NET INCOME PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$0.68	$0.81	$0.80	$0.73
Diluted	$0.65	$0.77	$0.77	$0.71

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,293	3,245	3,270	3,245
Diluted	3,429	3,396	3,413	3,362

EBITDA Reconciliation:
Pre tax income	$3,400	$4,401	$4,886	$4,564
Depreciation and amortization	1,130	1,082	3,384	3,179
Interest expense, net	95	24	141	33
EBITDA (a)	$4,625	$5,507	$8,411	$7,776

EBITDA adjusted for non-cash stock option expense and non-controlling interests:
EBITDA (as defined) (a)	$4,625	$5,507	$8,411	$7,776
Non-cash stock option expense	87	79	244	238
Net income attributable to non-controlling interests	(459)	(660)	(1,076)	(1,024)
EBITDA, as adjusted	$4,253	$4,926	$7,579	$6,990

(a)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company’s past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.